                                                                    EXHIBIT 10.2


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                            STOCK PURCHASE AGREEMENT

                           DATED AS OF MARCH 19, 1998

                                 By and Between

                           AAMES FINANCIAL CORPORATION

                                       and

                          TURTLE CREEK REVOCABLE TRUST



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
                                TABLE OF CONTENTS


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                                                                                  ----

SECTION 1    Definitions
        1.1  Certain Definitions................................................... 1
        1.2  Other Definitions..................................................... 3


SECTION 2    Purchase and Sale of the Shares and Warrants
        2.1  Purchase and Sale..................................................... 4
        2.2  The Closing........................................................... 4
        2.3  Delivery.............................................................. 4


SECTION 3    Representations and Warranties of the Company
        3.1  Organization, etc..................................................... 5
        3.2  Qualification to do Business.......................................... 5
        3.3  Capitalization........................................................ 5
        3.4  Authorization; No Breach.............................................. 6
        3.5  Material Contracts; Defaults.......................................... 7
        3.6  Regulatory Matters.................................................... 7
        3.7  Compliance with Laws.................................................. 8
        3.8  Authorization of Shares and Warrants.................................. 9
        3.9  Ownership of Shares and Warrants...................................... 9
        3.10 Financial Reports and Regulatory Documents............................ 9
        3.11 Litigation............................................................11
        3.12 Tax Matters...........................................................11
        3.13 Anti-takeover Provisions..............................................11
        3.14 Brokers or Finders....................................................11
        3.15 Disclosure............................................................11
        3.16 Risk Management Instruments...........................................12
        3.17 Books and Records.....................................................12
        3.18 Insurance.............................................................12
        3.19 Environmental Matters.................................................12
        3.20 Employee Benefit Plans................................................14
        3.21 Labor Matters.........................................................15


SECTION 4    Representations, Warranties andAcknowledgments of the Purchaser
        4.1  Execution, Delivery and Performance...................................16

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
        4.2  Investment.............................................................16
        4.3  Organization...........................................................16
        4.4  No Breach..............................................................16
        4.5  Financing..............................................................17


SECTION 5    Conditions to the Purchaser=s Obligations for the Closing
        5.1  Representations and Warranties.........................................17
        5.2  Registration Rights Agreement..........................................17
        5.3  Warrant Agreement......................................................18
        5.4  Opinion of the Company's Counsel.......................................18
        5.5  HSR Act................................................................20
        5.6  Amendment of the Rights Agreement......................................20
        5.7  Proceedings............................................................20
        5.8  Closing Documents......................................................21
        5.9  Waiver.................................................................21


SECTION 6    Conditions to the Company's Obligations for the Closing
        6.1  Representations and Warranties.........................................21
        6.2  Legal Matters..........................................................21
        6.3  Closing Documents......................................................22
        6.4  HSR Act................................................................22
        6.5  Waiver.................................................................22
        6.6  Concurrent Purchase Agreement..........................................22


SECTION 7    Covenants
        7.1  Financial Statements and Other Information.............................22
        7.2  Directors..............................................................23
        7.3  HSR Act Filing.........................................................23
        7.4  Conditions to Closing..................................................23
        7.5  Use of Proceeds........................................................23
        7.6  Pledge of Shares.......................................................23
        7.7  No-Action Letter.......................................................24


SECTION 8    Miscellaneous
        8.1  Expenses...............................................................25
        8.2  Additional Purchases of Common Stock...................................25
        8.3  Amendments and Waivers.................................................25

        8.4  Termination............................................................25
        8.5  Survival of Representations and Warranties.............................25
        8.6  Successors and Assigns.................................................25
        8.7  Severability...........................................................26
        8.8  Entire Agreement.......................................................26
        8.9  Descriptive Headings; Language Interpretation..........................26
        8.10 Governing Law..........................................................27
        8.11 Waiver of Jury Trial...................................................27
        8.12 Notices................................................................27
        8.13 Remedies...............................................................28
        8.14 Counterparts...........................................................28
        8.15 Publicity..............................................................28
        8.16 Legend.................................................................29
        8.17 Transfer Opinion.......................................................29

                                INDEX TO EXHIBITS


                                                                 Exhibit Number
                                                                 --------------


Registration Rights Agreement                                          A

Warrant Agreement                                                      B

                            STOCK PURCHASE AGREEMENT


            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 19, 1998, by and between Aames Financial Corporation, a Delaware corporation (the "Company") and Turtle Creek Revocable Trust, a trust formed under the laws of the state of Texas (the "Purchaser").

            WHEREAS, the Company desires to sell 556,466 shares (the "Shares") of Common Stock and warrants to purchase an additional 556,466 shares of Common Stock, on the terms and conditions set forth herein; and

            WHEREAS, the Purchaser desires to purchase the Shares and the Warrants on the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    SECTION 1

                                   Definitions

            1.1 Certain Definitions. The terms specified in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly otherwise requires.

            "Affiliate" means a person that directly, or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, the person specified.

            "Closing" shall have the meaning assigned to such term in Section
2.2.

            "Common Stock" shall mean the Company's common stock, par value $.001 per share.

            "Concurrent Purchase Agreement" shall mean the Stock Purchase Agreement, dated the date hereof, by and between the Company and the Concurrent Purchaser.

            "Concurrent Purchaser" shall mean Thirty-Five East Investments LLC.

            "Documents" shall mean, collectively, this Agreement, the Warrant Agreement and the Registration Rights Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934 or any federal statute from time to time in effect which has replaced such statute.

            "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "Material Adverse Effect" means any effect that (i) is material and adverse to the financial position, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of either the Purchaser or the Company to perform its obligations under any of the Documents or otherwise, provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in consumer finance or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (ii) any change in generally accepted accounting principles or regulatory accounting principles applicable to finance companies generally.

            "Officer's Certificate" shall mean a certificate signed by the chief executive officer and the chief financial officer of the Company, stating that
(i) the person signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate, and
(ii) to the best of such person's knowledge, such certificate does not misstate any material fact or omit to state any material fact necessary to make the certificate not misleading.

            "Registration Rights Agreement" shall have the meaning set forth in
Section 5.2 hereof.

            "Regulatory Documents" shall have the meaning set forth in Section 3.10.

            "Rights" shall mean securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of Common Stock.

            "Rights Agreement" shall mean the Rights Agreement dated as of June 21, 1996, between the Company and Wells Fargo Bank.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, or any federal statute from time to time in effect which has replaced such statute.

            "Subsidiary" shall mean any corporation of which shares of stock having a majority of the general voting power in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries, any partnership in which the Company or any Subsidiary is a general partner and any joint venture in which the Company or any Subsidiary is a joint venturer.

            "Warrant Agreement" shall have the meaning set forth in Section 5.3 hereof.

            "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

            "Warrants" shall mean the warrants to purchase an aggregate of up to 556,466 shares of Common Stock at a price of $17.2031 per share upon the occurrence of a Purchase Event (as defined in the Warrant Agreement), subject to adjustment as provided herein and in the Warrant Agreement.

            1.2   Other Definitions. In addition to the terms defined in Section
1.1 hereof, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly otherwise requires.


                                    SECTION 2

                  Purchase and Sale of the Shares and Warrants

            2.1 Purchase and Sale. On the terms and subject to the conditions set forth herein, the Company will issue to the Purchaser and the Purchaser will purchase from the Company the Shares at a purchase price of $13.7625 per share, for an aggregate purchase price of $7,658,363.32 (the "Purchase Price"). In addition, on the terms and subject to the conditions set forth herein, in consideration for the purchase of the Shares, the Company will issue to the Purchaser the Warrants. If the Company shall adjust, split, combine or reclassify its shares of Common Stock between the date hereof and the date of Closing, the purchase price per share, the number of shares of Common Stock purchased hereby, the number of Warrants issued and the exercise price of such Warrants shall be adjusted so that the Purchaser's interest shall not be diluted.

            2.2 The Closing. The delivery of and payment for the Shares and Warrants will take place at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071, no later than five business days after all waiting periods applicable to the transactions contemplated by this Agreement and the Concurrent Purchase Agreement under the HSR Act have expired or been terminated, and on the same day as the closing of the Concurrent Purchase Agreement or such other time and date or such other place, as the parties shall mutually agree in writing (the "Closing").

            2.3 Delivery. At the Closing, the Company will deliver to the Purchaser the Shares and the Warrants, registered in the Purchaser's or its nominee's name, against payment therefor by the Purchaser of the Purchase Price in immediately available funds by wire transfer to such account as the Company may designate in writing.


                                    SECTION 3

                  Representations and Warranties of the Company

            The Company hereby represents and warrants to the Purchaser that:

            3.1 Organization, etc. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its properties, to carry on its businesses as now conducted and to carry out and perform its obligations under the terms of this Agreement, the Warrant Agreement and the Registration Rights Agreement.

            3.2 Qualification to do Business. The Company is duly licensed or qualified and is in good standing as a foreign corporation in the State of California and each other jurisdiction wherein the nature of the business transacted by the Company or the nature of the property owned or leased by it requires such licensing or qualification. Each of the Subsidiaries is duly licensed or otherwise qualified in each state where in the nature of the business transacted by such Subsidiary or the nature of the property owned or leased by it requires such licensing or qualification and where failure to be so licensed or qualified would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Company.

            3.3   Capitalization.

            (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. At March 17, 1998, there was outstanding 27,823,317 shares of Common Stock and 0 shares of preferred stock. At February 28, 1998, the Company had outstanding 5,037,121 options to purchase shares of Common Stock, which options were duly granted pursuant to the 1991 Stock Incentive Plan, 1995 Stock Incentive Plan, 1996 Stock Incentive Plan, 1997 NonQualified Stock Option Plan, 1997 Stock Option Plan and outside of any such plans. Each such plan has been duly approved by the Board of Directors and, except for the 1997 Non-Qualified Stock Option Plan, stockholders of the Company. 5,315,505 shares of Common Stock are reserved for issuance upon exercise of such options, 6,106,617 shares of Common Stock are reserved for issuance upon conversion of the Company's 5.5% Subordinated Convertible Debentures due 2006. 500,000 Shares of preferred stock are reserved for issuance upon exercise of the Rights distributed to holders of Common Stock pursuant to the Rights Agreement, 1,124,184 shares of Common Stock are reserved for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan and 562,500 shares of Common Stock are reserved for issuance under the Company's Stock Purchase Plan.

            (b) Except as described in Section 3.3(a), the Company has no outstanding Rights, except for Warrants which will be issued pursuant to this Agreement and the Concurrent Purchase Agreement.

            (c) All of the outstanding shares of the capital stock of the Company are validly issued, fully paid and nonassessable and, upon the issuance and sale of the Shares, the Shares will be validly issued, fully paid and nonassessable, and upon the valid exercise (including payment of the exercise price) of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

            3.4 Authorization; No Breach. The execution, delivery and performance of each of the Documents and all other agreements and instruments contemplated thereby and the consummation of all transactions contemplated thereby have been duly authorized by all requisite corporate action of the Company. Assuming due execution by the Purchaser, each of the Documents and all other agreements and instruments contemplated thereby constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, equitable subordination, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. The execution and delivery by the Company of each of the Documents and all other agreements and other instruments contemplated and the consummation of the transactions contemplated thereby do not and will not (with or without the giving of notice, the lapse of time or both) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets or (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party the right to accelerate any obligation under or (iv) result in a violation of, the Certificate of Incorporation or Bylaws of the Company, or, any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company or any of its properties is subject, or any contract to which the Company is a party or by which it is bound or to which any of its properties is subject, assuming that all applicable waiting periods under the HSR Act have expired or been terminated and all applicable filings pursuant to state securities laws, the HSR Act, the Securities Act, the Exchange Act and the rules and regulations of the New York Stock Exchange have been made.

            3.5 Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to its Regulatory Documents or as set forth in
Schedule 3.5, neither the Company nor any of its subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries. Except as disclosed in the Regulatory Documents, neither the Company nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, or under any other contract if such default could reasonably be expected to have a Material Adverse Effect on the Company, and in either case there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            3.6 Regulatory Matters. (a) No consent, approval, authorization, registration or qualification of any Governmental Authority or any third party is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of each of the Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws, the HSR Act, the Securities Act, the Exchange Act and the rules and regulations of the New York Stock Exchange.

            (b) Neither the Company nor any of its Subsidiaries or any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of companies which originate, process, underwrite, sell, securitize or service loans (collectively, the "Regulatory Authorities").

            (c) Neither the Company nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

            3.7   Compliance with Laws. The Company and each of its
Subsidiaries:

            (a) Is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Federal Truth-in-Lending Act and Regulation Z, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices except where such noncompliance would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Company.

            (b) Has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted, except where the failure to obtain such permits, licenses, authorizations, orders and approvals or to make such filings, applications and registrations could not reasonably be expected to, singularly or in the aggregate, to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Company's knowledge, no suspension or cancellation of any of them is threatened.

            (c) Except as disclosed in Schedule 3.7, has received, since June 30, 1997, no notification or communication from any Governmental Authority (i) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except where such notification or communication would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Company or (ii) threatening to revoke any material license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

            3.8 Authorization of Shares and Warrants. The Company has authorized the issuance and sale to the Purchaser of the Shares and Warrants. Each share of Common Stock issued and sold to the Purchaser hereunder has the rights set forth in the Company's Certificate of Incorporation and each Warrant has the terms and rights set forth in the Warrant Agreement.

            3.9 Ownership of Shares and Warrants. Upon delivery of the Shares and Warrants to the Purchaser and payment therefor pursuant hereto, good and valid title to such Shares and Warrants, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser. The issuance and sale of the Shares and Warrants pursuant hereto will not give rise to any preemptive rights and will not violate any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company or any of its assets are subject.

            3.10  Financial Reports and Regulatory Documents.

            (a) The Company's Annual Reports on Form 10-K for the fiscal years ended June 30, 1995, 1996 and 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995 under the Securities Act, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Regulatory Documents") with the SEC, as applicable, as of the date filed, (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act and the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such Regulatory Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Regulatory Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

            (b) Except as disclosed in Schedule 3.10, since June 30, 1997, the Company and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice (other than liabilities with respect to expenses related to this Agreement and the transactions contemplated hereby).

            (c) Except as disclosed in Schedule 3.10 or disclosed in the Regulatory Documents filed on or before the date hereof, since June 30, 1997,
(i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 3 or otherwise), is reasonably likely to have a Material Adverse Effect.

            3.11 Litigation. Except as disclosed in Schedule 3.11, no material litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened.

            3.12 Tax Matters. The Company has duly filed or caused to be filed all material tax returns (Federal, state, local and foreign) required to be filed and paid all amounts of taxes shown or required to be shown thereon to be due, including interest and penalties, except to the extent of any taxes being contested by or on behalf of the Company in good faith and by proper proceedings, for which adequate reserves have been provided. The Company does not possess any knowledge of any actual or proposed additional tax assessments against it which, singly or in the aggregate, could have a Material Adverse Effect on the Company. No issues raised in connection with the examination of any of the tax returns referred to above are currently pending which is likely to result in a Material Adverse Effect on the Company, and no waivers of statutes of limitation have been given or requested by or with respect to any taxes of the Company.

            3.13 Anti-takeover Provisions. Subject to amendment of the Rights Agreement prior to Closing, the acquisition of the Shares and the Warrants and the exercise of the Warrants by the Purchaser will not cause the Purchaser or any of its Affiliates to become (i) an "Acquiring Person" for purposes of the Rights Agreement or

(ii) subject to the restrictions against business combinations contained in
Section 203 of the Delaware General Corporation Law.

            3.14 Brokers or Finders. The Company has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby, other than to Donaldson, Lufkin & Jenrette Securities Corporation.

            3.15 Disclosure. Neither this Agreement nor any of the schedules or other attachments hereto nor any document delivered by the Company to the Purchaser pursuant hereto or in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

            3.16 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

            3.17 Books and Records. The books and records of the Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company and its Subsidiaries.

            3.18 Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

            3.19 Environmental Matters. To the best knowledge of the Company, neither the conduct nor operation of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws which violation or liability would have or would reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company's executive officers, no property on which the Company or any of its Subsidiaries holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws, which violation or liability would have or would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice from any person or entity that the Company or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from, any such property, which violation or liability would have or would reasonably be expected to have a Material Adverse Effect on the Company.

            As used herein, the term "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term "Hazardous Substance" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

            3.20  Employee Benefit Plans.

            (a) All employee benefit plans (within the meaning of Section 3(3) of ERISA), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (the "Plans"), covering current employees or former employees of the Company and its subsidiaries (the "Employees"), to the extent subject to ERISA, are in material compliance with ERISA. Except as set forth in Schedule 3.20, the Company is not a party to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). There is no material pending or threatened litigation relating to the Plans. Neither the Company nor any of its

Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (b) No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate "). Neither the Company, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Plan.

            (c) All contributions required to be made under the terms of any Plan have been timely made or have been reflected on the consolidated financial statements of the Company included in the Regulatory Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (d) The consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (collectively, the "Benefit Plans") or (z) result in any breach or violation of, or a default under, any of the Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement, none of the Purchaser, the Company or any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

            3.21 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                                    SECTION 4

                         Representations, Warranties and
                        Acknowledgments of the Purchaser

            The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares and Warrants hereunder as follows:

            4.1 Execution, Delivery and Performance. The Purchaser has full power and authority to execute and deliver this Agreement and each of the agreements contemplated hereby to which the Purchaser is a party and to perform the Purchaser's obligations hereunder and thereunder. This Agreement and each of the agreements contemplated hereby to which the Purchaser is a party has been duly authorized, executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or any of the agreements contemplated hereby to which the Purchaser is a party or the performance of the Purchaser's obligations hereunder or thereunder.

            4.2 Investment. The Purchaser is acquiring the Shares and Warrants for its own account and has no intention of distributing such securities or the Warrant Shares in violation of the Securities Act or applicable state securities or "blue sky" laws.

            4.3 Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization.

            4.4 No Breach. The execution and delivery by the Purchaser of each of the Documents and all other agreements and other instruments contemplated and the consummation of the transactions contemplated thereby do not and will not (with or without the giving of notice, the lapse of time or both) (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser's or any Subsidiary's equity interests or assets, (iv) give any third party the right to accelerate any obligation under, or (v) result in a violation of, the Purchaser's certificate of formation and limited liability company agreement, if the Purchaser is a limited liability company, or trust agreement, if the Purchaser is a trust, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Purchaser or any of its properties is subject, or any contract to which the Purchaser is a party or by which it is bound or to which any of its properties is subject, assuming that all applicable waiting periods have expired under the HSR Act.

            4.5 Financing. The Purchaser has or will have at the Closing funds available to it to consummate the purchase of the Shares pursuant to the terms of this Agreement.


                                    SECTION 5

            Conditions to the Purchaser's Obligations for the Closing

            The obligation of the Purchaser to purchase and pay for the Shares and Warrants to be purchased by the Purchaser at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall be true in all material respects at and as of the Closing as though then made, except as expressly contemplated thereby.

            5.2 Registration Rights Agreement. A Registration Rights Agreement substantially in the form of

Exhibit A shall have been executed and delivered by the Company and the Purchaser and shall be in full force and effect as of the Closing.

            5.3 Warrant Agreement. A Warrant Agreement substantially in the form of Exhibit B shall have been executed and delivered by the Company and the Purchaser and shall be in full force and effect as of the Closing.

            5.4 Opinion of the Company's Counsel. The Purchaser shall have received from Barbara S. Polsky, General Counsel for the Company, her opinion, dated the date of the Closing, in form and substance reasonably satisfactory to the Purchaser, to the effect that, subject to customary exceptions:

            (a) each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its properties, to carry on its businesses as now conducted and to carry out and perform its obligations under the terms of this Agreement, the Warrant Agreement and the Registration Rights Agreement;

            (b) the Company is duly licensed or qualified and is in good standing as a foreign corporation in the State of California and each other jurisdiction wherein the nature of the business transacted by the Company or the nature of the property owned or leased by it requires such licensing or qualification. Each of the Subsidiaries is duly licensed or otherwise qualified in each state wherein the nature of the business transacted by such Subsidiary or the nature of the property owned or leased by it requires such licensing or qualification and where failure to be so licensed or qualified would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Company;

            (c) the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, and all of the outstanding shares of the capital stock of the Company are validly issued, fully paid and nonassessable; upon the issuance and sale of the Shares, the Shares will be validly issued, fully paid and nonassessable; and upon the valid exercise (including payment of the exercise price) of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable;

            (d) the execution, delivery and performance of each of the Documents and all other agreements and instruments contemplated thereby and the consummation of all transactions contemplated thereby have been duly authorized by all requisite corporate action of the Company; each of the Documents and all other agreements and instruments contemplated thereby constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, equitable subordination, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and to the best knowledge of such counsel (except as provided below), the execution and delivery by the Company of each of the Documents and all other agreements and other instruments contemplated and the consummation of the transactions contemplated thereby do not and will not (with or without the giving of notice, the lapse of time or both) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets or (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party the right to accelerate any obligation under or (iv) result in a violation of, the Certificate of Incorporation or Bylaws of the Company (where such opinion shall not be qualified as to such counsel's best knowledge), or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company or any of its properties is subject, or any contract to which the Company is a party or by which it is bound or to which any of its properties is subject;

            (e) no consent, approval, authorization, registration or qualification of any Governmental Authority or any third party is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of each of the Documents, except such consents, approvals, authorizations, registration or qualifications as may be required under the HSR Act, which shall have been received prior to the Closing, and state securities laws, the Securities Act, the Exchange Act and the rules and regulations of the New York Stock Exchange;

            (f) the Company has authorized the issuance and sale to the Purchaser of the Shares and Warrants; each share of Common Stock issued and sold to the Purchaser hereunder has, and each Warrant Share issued upon the valid exercise of Warrants will have, the rights set forth in the Company's Certificate of Incorporation, and each Warrant has the terms and rights set forth in the Warrant Agreement; and

            (g) the acquisition of the Shares and the Warrants and the exercise of the Warrants by the Purchaser will not cause the Purchaser or any of its Affiliates to become (i) an "Acquiring Person" for purposes of the Rights Agreement or (ii) subject to the restrictions against business combinations contained in Section 203 of the Delaware General Corporation Law.

            5.5 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement or the Concurrent Purchase Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall have not been withdrawn or terminated.

            5.6 Amendment of the Rights Agreement. The Company shall have caused the Rights Agreement to be amended to provide that the Purchaser and its Affiliates, so long as the Purchaser and its Affiliates beneficially owns shares of Common Stock equal to at least 50% of the number of Shares purchased hereunder shall be an "Exempt Person" under the Rights Agreement.

            5.7 Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be satisfactory in form and substance to the Purchaser.

            5.8 Closing Documents. The Company shall have delivered to the Purchaser on the date of such Closing:

            (a) An Officer's Certificate dated the date of such Closing, stating that the conditions set forth in Section 5.1 have been satisfied;

            (b) Copies of the Certificate of Incorporation and the Bylaws of the Company, each certified by an officer of the Company;

            (c) Copies of the resolutions adopted by the Company's Board of Directors, authorizing the transactions contemplated hereby; and

            (d) Such other documents relating to the transactions contemplated by this Agreement as the Purchaser or their counsel may reasonably request.

            5.9 Waiver. Any condition specified in this Section 5 may be waived in writing by the Purchaser.

                                    SECTION 6

             Conditions to the Company's Obligations for the Closing

            The obligation of the Company to the Purchaser to issue and deliver the Shares and Warrants to the Purchaser at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions:

            6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date; and the Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing.

            6.2 Legal Matters. The Purchaser's purchase of and payment for the Shares and Warrants shall not be prohibited by any applicable law, court order or governmental regulation.

            6.3 Closing Documents. The Purchaser shall have delivered to the Company on the date of such Closing:

            (a) Copies of the certificate of formation and limited liability company agreement, if the Purchaser is a limited liability company, or trust agreement, if the Purchaser is a trust, each certified by an officer, if the Purchaser is a limited liability company, or the trustee, if the Purchaser is a trust; and

            (b) Such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

            6.4 HSR Act. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement or the Concurrent Purchase Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall have not been withdrawn or terminated.

            6.5 Waiver. Any condition specified in this Section 6 may be waived in writing by the Company.

            6.6 Concurrent Purchase Agreement. The Concurrent Purchase Agreement shall be consummated simultaneously with the Closing.


                                    SECTION 7

                                    Covenants

            7.1   Financial Statements and Other Information.

            (a) Prior to the Closing, the Company shall furnish to the Purchaser copies of all filings made by the Company with the SEC, promptly following such filing.

            (b) Prior to the Closing, the Company shall furnish to the Purchaser the same information that it provides its directors, except for discussions, analyses and other information pertaining to this Agreement and the Documents. In addition, the Company shall, prior to the Closing, furnish to the Purchaser prompt notice of (a) any material change in its business, operations or prospects, (b) the institution or threat of material litigation, (c) any material change in the number of outstanding shares of Common Stock or preferred stock, and (d) any event or condition that constitutes a breach of this Agreement, or that might be reasonably expected to cause its representations and warranties set forth herein not to be true and correct in all material respects as of the Closing.

            7.2 Directors. At the Closing, or as soon as practicable thereafter, the Company shall cause Gerald J. Ford to be elected to the Company's Board of Directors and shall continue to recommend that such person or any other person designated by the Purchaser be elected a member of the Board of Directors so long as the Purchaser, the

Concurrent Purchaser and their respective Affiliates beneficially own in the aggregate shares of Common Stock equal to at least 50% of the total number of Shares purchased hereunder and under the Concurrent Purchase Agreement.

            7.3 HSR Act Filing. If and when necessary, as promptly as practicable, the Company and the Purchaser shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. The Company shall furnish to the Purchaser, and the Purchaser shall furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions.

            7.4 Conditions to Closing. The Company and the Purchaser shall each use their best efforts to cause the conditions to the Closing, as described herein in Sections 5 and 6, to be satisfied, and to cause the Closing to occur promptly after satisfaction of the conditions thereto.

            7.5 Use of Proceeds. Any consideration received by the Company for the sale of the Shares and Warrants to the Purchaser shall be used solely for working capital purposes, capital expenditures, repayment of indebtedness or the payment of business expenses.

            7.6 Pledge of Shares. If the Purchaser, pursuant to Section 8.6, pledges any Shares, Warrants or Warrant Shares to secure indebtedness or other obligations, the Company agrees that such pledgee shall be entitled to rely on the Opinion of the Company's Counsel delivered pursuant to Section 5.4 and each of the closing documents delivered pursuant to Section 5.8 as if such opinion or certificate was addressed to such pledgee, and the Company, if reasonably requested by such pledgee, shall provide opinions of counsel, reliance letters, certificates or other documents which provide that the representations and warranties contained in Sections 3.1, 3.3(c), 3.4 (first two sentences only) and
3.8 are correct in all material respects as if made on such later date and which state that such pledgee shall be entitled to rely on the documents delivered pursuant to Sections 5.4, 5.8(a), (b) and (c) and this Section 7.6 (each, a "bring-down document") none of which will the Company be obligated to reconfirm or in any way certify as of any date subsequent to the Closing; provided, that the Company shall be obligated to provide such bring-down documents on no more than two occasions without charge to the Purchaser, and thereafter, the Purchaser shall be required to reimburse the Company for all reasonable expenses relating thereto; provided, further, the Company's obligations under this Section 7.6 shall expire two years after the Closing.

            7.7 No-Action Letter. At the request of the Purchaser, the Company agrees to file with the Commission as soon as practicable after the Closing, but in no event later than the 120th day after the Closing, a request for a no-action letter to the effect that the Company may file a shelf registration statement under the Securities Act to register the offer and sale by the Company of the Warrant Shares and Other Warrant Shares after the occurrence of a Purchase Event (as defined in the Warrant Agreement and Other Warrant Agreement, as the case may be) and such filing would not result in the loss of the exemption from the registration requirements under the Securities Act which was relied on by the Company for the offer and sale of any of the Shares, Other Shares, Warrants or Other Warrants. The Purchaser agrees to reimburse the Company for reasonable fees, disbursements and expenses of one counsel retained in connection with such no-action letter.


                                    SECTION 8

                                  Miscellaneous

            8.1 Expenses. Each party hereto shall bear all expenses incurred by it in connection with this Agreement or the transactions contemplated hereby.

            8.2 Additional Purchases of Common Stock. Nothing in this Agreement or any of the Documents shall restrict the Purchaser from acquiring additional shares of Common Stock whether through open market purchases or otherwise.

            8.3 Amendments and Waivers. Except as otherwise provided herein, any provision hereof may be amended or waived generally and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of the Purchaser. No course of dealing between the Company or any of its Subsidiaries, on the one hand, and the Purchaser on the other hand, or any delay on the part of the Purchaser in exercising any rights hereunder or under any agreement contemplated hereby, will operate as a waiver of any rights of any such holder.

            8.4 Termination. If the Closing does not occur by June 30, 1998, this Agreement shall automatically terminate, and no party to this Agreement shall have any liability or further obligation to any other party except that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

            8.5 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive for a period of one year from the date of the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any party.

            8.6 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and all of the provisions hereto shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns whether so expressed or not, but, except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by the Purchaser or the Company without the prior written consent of the other; provided, that in connection with a bona fide pledge of any Shares, Warrants or shares of common stock issuable upon exercise of the Warrants to secure indebtedness or other obligations, the Purchaser may assign its rights, interests and obligations hereunder to the beneficiary of such pledge without the consent of the Company; and provided, further, that the Purchaser may assign this Agreement to any Affiliate of the Purchaser or to Concurrent Purchaser or any of its Affiliates without the consent of the Company, so long as such assignment to any savings and loan institution, savings and loan holding company, bank or similar regulated entity or any subsidiary of the foregoing will not subject the Company or any of its Subsidiaries to examination or supervision by any federal or state banking supervisory authority.

            8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

            8.8 Entire Agreement. This Agreement, together with the Documents and that certain Confidentiality Agreement by and between the Company and Gerald
J. Ford, dated March 9, 1998, is the entire agreement among the parties and, when executed by the parties hereto, supersedes all prior agreements and communications, either verbal or in writing, with respect to the subject matter contained herein.

            8.9 Descriptive Headings; Language Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. In the interpretation of this Agreement, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, (c) references to persons shall include corporations or other bodies and vice versa, and (d) references to parties, sections, schedules, paragraphs and exhibits shall mean the parties, sections, schedules, paragraphs and exhibits of and to this Agreement.

            8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF.

            8.11 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            8.12 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or three days after being mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to the Company and the Purchaser at the addresses indicated below:

            If to the Company:

                      Aames Financial Corporation
                      350 S. Grand Ave., 52nd Floor
                      Los Angeles, California 90071
                      Attn:  Barbara S. Polsky

            With a copy to:

                      Manatt, Phelps & Phillips LLP
                      11355 West Olympic Boulevard
                      Los Angeles, California 90064
                      Attn:  William Quicksilver

            If to the Purchaser:

                      c/o California Federal Bank, FSB
                      200 Crescent Court, Suite 1350
                      Dallas, Texas  75201
                      Attn:  Christie S. Flanagan

            With a copy to:

                      Sullivan & Cromwell
                      444 South Flower Street, Suite 1200
                      Los Angeles, California  90071
                      Attn:  Stanley F. Farrar


            8.13 Remedies. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the Purchaser shall, in addition to any other rights or remedies which it may have, including recission of this Agreement, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

            8.14 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

            8.15 Publicity. Purchaser and the Company shall consult with each other before issuing any press release with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be reasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the New York Stock Exchange.

            8.16 Legend. The certificates evidencing the Shares and the shares of Common Stock issuable upon exercise of the Warrant shall bear the following legend until such time as such shares are registered under the Securities Act or the Purchaser or any transferee thereof delivers an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required under the Securities Act:

            THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

            8.17 Transfer Opinion. Notwithstanding anything to the contrary stated herein, the Company's transfer agent and registrar shall not be required to reflect the transfer of the Shares on the Company's stock ledger unless such

Shares have been transferred pursuant to a registration statement which is effective under Section 5 of the Securities Act or the Company's transfer agent and registrar has received an opinion of counsel, who is reasonably acceptable to the Company, that the transfer is exempt from registration under the Securities Act.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                    AAMES FINANCIAL CORPORATION


                                    By: /s/ Cary H. Thompson
                                        ----------------------------------------
                                        Name: Cary H. Thompson
                                        Title: Chief Executive Officer


                                    TURTLE CREEK REVOCABLE TRUST


                                    By: /s/ Gerald J. Ford
                                        ----------------------------------------
                                        Name: Gerald J. Ford
                                        Title: Trustee


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